UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 1, 2002

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO	64111
(Address of Principal Executive Offices)	(Zip Code)

(816) 753-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURES
EXHIBIT INDEX
EX-99.1 Press Release issued November 1, 2002

Item 5. Other Events.

On November 1, 2002, the Company issued the press release attached as exhibit 99.1 containing the Company’s response to market rumors regarding litigation.

The information contained in this Form 8-K and the exhibit hereto may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based upon current information, expectations, estimates and projections regarding the Company, the industries and markets in which the Company operates, and management’s assumptions and beliefs relating thereto. Words such as “will,” “believe,” “expect,” and variations thereof and similar expressions are intended to identify such forward-looking statements. These statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such forward-looking statements. Such differences could be caused by a number of factors including, but not limited to, risks described from time to time in reports and registration statements filed by the Company and its subsidiaries with the Securities and Exchange Commission (“SEC”). Readers should take these factors and risks into account in evaluating any such forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	November 1, 2002	By: /s/ James H. Ingraham James H. Ingraham Senior Vice President and General Counsel

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EXHIBIT INDEX

Exhibit 99.1	Press Release issued November 1, 2002.

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